UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

MUSTANG ALLIANCES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-148431	74-3206736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mustang Alliances, Inc.
382 NE 191St, Suite #46843
Miami, FL 33179-3899
 (Address of principal executive offices)(Zip Code)

(888) 251-3422
(Registrant's Telephone Number, Including Area Code)
____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations
Item 1.01. Entry into a Material Agreement

On June 28, 2013, Mustang Alliances, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with Carlton Family Ltd., a Bahamian corporation (“Buyer”) for the sale of a secured convertible promissory note (the “Note”) in the principal amount of $1,350,000. The Note, which is due and payable on June 28, 2016, is secured by a lien on all the assets of the Company.

The interest on the Note is payable by making available to the Buyer, on a monthly basis commencing on August 28th, 50 ounces of gold produced by the Company. If the 50 ounces of gold are not available, the gold shall be made available to the Buyer at the next monthly interest date.

The Buyer has the right to convert all or any portion of the outstanding principal on the Note into shares of the Company’s common stock equal to $0.10 per share based on each $1.00 of outstanding principal amount. The conversion price is subject to customary anti-dilution protection.

The Note shall become immediately due and payable if the Company (i) fails to pay the principal of the Note on maturity, (ii) fails to cure a breach of a covenant, including without limitation, the failure to issue the shares upon a conversion, and such failure continues for ten business days thereafter, (iii) fails to comply with its reporting requirements under the Securities Exchange Act of 1934, as amended, (iv) a judgment in excess of $100,000 remains unvacated for 20 days, or (v) undergoes a liquidation or bankruptcy.

In connection with the Note, the Company also granted the Buyer a 5-year warrant (the "Warrant") to purchase 13,500,000 shares of common stock at an exercise price of $0.15 per share.

The Company agreed to file a registration statement to register for re-sale the shares issuable upon conversion of the Note and the shares underlying the Warrant (the "Conversion Shares"). If the registration statement is not declared effective by the Securities and Exchange Commission by August 28, 2013, the Company shall pay the Buyer as liquidated damages 3% of the liquidated value of the Conversion Shares for each 30 day period subsequent to August 28, 2013.

In addition, the Company agreed to sell to the Buyer on a monthly basis commencing August 28, 2013, 100 ounces of gold per month for a purchase price of $500 per ounce. If an ounce of gold as reported on Kitco.com is less than $1,000 an ounce when the gold is to be delivered to the Buyer, the purchase price of the gold shall be $400 per ounce. This agreement shall survive until an aggregate of 3,500 ounces of gold have been purchased by the Buyer. If 3,500 ounces of gold have not been purchased within 35 months, then the agreement shall continue until said amount of gold is purchased by the Buyer.

For all the terms and conditions of the Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement and the Agreement regarding the purchase of gold described above, reference is hereby made to such Agreements and Note annexed hereto as Exhibit 10.12, Exhibit 10.13, Exhibit 4.6, Exhibit 10.14 and 10.15, respectively. All statements made herein concerning the foregoing Agreement and Note are qualified by reference to said Exhibits.

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The Note described in Item 1.01 above was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Purchase Agreement executed in connection therewith contains representations to support the Company's reasonable belief that the Buyer had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the Note and any shares of common stock issued upon conversion thereof above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

4.6	Secured Convertible Promissory Note, dated June 28, 2013, in the original principal amount of $1,350,000 payable to Carlton Family Office Ltd.

10.12	Securities Purchase Agreement, dated June 28, 2013, between Mustang Alliances, Inc. and Carlton Family Office Ltd.

10.13	Warrant, dated June 28, 2013, issued by Mustang Alliances, Inc. to Carlton Family Office Ltd.

10.14	Registration Rights Agreement, dated June 28, 2013, between Mustang Alliances, Inc. and Carlton Family Office Ltd.

10.15	Agreement, dated June 28, 2013, between Mustang Alliances, Inc. and Carlton Family Office Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC.

Date: July 3, 2013	By:	/s/ Leonard Sternheim
Name: Leonard Sternheim
Title: Chief Executive Officer